UNITED STATE S
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
Amendment No. 1
to
FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 27, 2013

ARTEMIS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-54678	46-0678065
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

Attn: Dean Porter, President
871 Lowcountry Blvd, Ste 200
Mount Pleasant, SC 29464
(Address of principal executive offices)

(315) 652-2274
 (Registrant’s telephone number, including area code)

 (Former Name of Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report includes certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement in this report that is not a statement of historical fact may be deemed to be a forward-looking statement. We often use these types of statements when discussing our plans and strategies, our anticipation of revenues from designated markets and statements regarding the development of our businesses, the markets for our services and products, our anticipated capital expenditures, operations, support systems, changes in regulatory requirements and other statements contained in this report regarding matters that are not historical facts. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and other similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. There can be no assurance that: (i) we have correctly measured or identified all of the factors affecting us or the extent of their likely impact; (ii) the publicly available information with respect to these factors on which our analysis is based is complete or accurate; (iii) our analysis is correct; or (iv) our strategy, which is based in part on this analysis, will be successful. We do not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 27, 2013 we entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 22, 2013, with Travel Center Partners, Inc. a South Carolina corporation and wholly-owned subsidiary of the Company (“Travel Center Partners”), Sharewell Capital Group, Inc.,  a Nevada corporation (“Sharewell”) and Energy Partners SC, Inc. (“MergerCo”), a South Carolina corporation and wholly-owned subsidiary of Sharewell. Pursuant to the Merger Agreement, MergerCo is merging into Travel Center Partners, with the Travel Center Partners being the surviving company of the merger.  As a result of the merger, Travel Center Partners is becoming a 100% - owned subsidiary of Sharewell.  In consideration of the merger, we are receiving, as the sole shareholder of the surviving company, 405,000,000 shares of Sharewell, which constitutes approximately 81% of the issued and outstanding shares of Sharewell immediately following the merger.  We also entered into an Option Agreement under which we have an exclusive one year option to acquire up to 43,000,000 shares of Sharewell from a Sharewell shareholder for $0.025 per share.  If the option is fully exercised and there are no intervening changes in the number of outstanding shares of Arteemis, we would own 90% of Sharewell, which in turn will own 100% of Travel Center Partners.  The Merger is effective upon filing of Articles of Merger with the South Carolina Secretary of State.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Closing of Merger Agreement

On February 28, 2013, we sent to the South Carolina Secretary of State the Articles of Merger for the transaction with Sharewell reported in Item 1.01.  The merger will be effective upon the acceptance of the Articles of Merger by the South Carolina Secretary of State.

TEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

10.01 Agreement and Plan of Merger, dated as of February 22, 2013, among Artemis Acquisition Corp., Travel Center Partners, Inc., Sharewell Capital Group, Inc. and Energy Partners SC, Inc. (filed herewith)

10.02 Option Agreement dated February 22, 2013 between Transworld News Inc. and Artemis Acquisition Corp. (previously filed)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artemis Acquisition Corporation

Date: May 13, 2013	By:	/s/ Robert Nash
	Name:	Robert Nash
	Title:	Senior Vice President